Exhibit 99. h(2)(ix)

Broker-Dealer Name:	Banc of America Investment Services, Inc.

BROKER-DEALER AGREEMENT

BlackRock Distributors, Inc.

760 Moore Road

King of Prussia, PA 19406

Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of common shares of beneficial interest or common shares of stock, as the case may be (“Shares”) in any closed-end investment company (each a “Closed-End Fund”) or any investment portfolio of an open-end investment company (excluding the investment portfolios of (i) BlackRock Liquidity Funds, (ii) Merrill Lynch Funds for Institutions Series, (iii) FDP Series, Inc. and (iv) Managed Account Series) (each an “Open-End Fund” and, together with the Closed-End Funds, the “Funds”) distributed by BlackRock Distributors, Inc. that are now or hereafter available for sale to our customers. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the offering of Shares of the Funds and the agent for the continuous distribution of such Shares pursuant to the terms of the Distribution Agreement between you and each Fund.

As used herein, the term “Prospectus” shall mean the currently effective prospectuses and, unless the context otherwise requires, related statement(s) of additional information (the “Statement of Additional Information”) incorporated therein by reference, as the same are amended and supplemented from time to time, of each of the respective Funds. As used herein unless otherwise indicated, the term “Preliminary Prospectus” means any preliminary prospectus and any preliminary Statement of Additional Information included at any time as a part of the registration statement for any Fund prior to the effective date thereof and that is authorized by you for use in connection with the offering of Shares.

In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1.                                       Customers of ours who purchase Shares are for all purposes our customers and not customers of the Fund. We shall disclose to our customers that they are transacting business with us only and not with you or the Funds and that they shall look only to us and not to you or the Funds for resolution of problems or discrepancies in their accounts. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (the “FINRA”), and specifically including, but not limited to, Rule 22c-1(a) under the 1940 Act. Other than as contemplated in this agreement or the Prospectus, in no transaction involving Shares shall we have any authority to act as agent for the Fund or for you.

2.                                       (a)           All orders for the purchase of Investor A Shares of an Open-End Fund during its initial offering period (the “Initial Offering Period”) shall be executed at the initial public offering price per share set forth in the Prospectus of the Open-End Fund plus the applicable front-end sales load, if any. All orders for the purchase of Investor A Shares of an Open-End Fund during its continuous offering period (the “Continuous Offering Period”) shall be executed at the then current public offering price per share (i.e., the net asset value per share (“NAV”) for Investor A Shares plus the applicable front-end sales load, if any) and all orders for the redemption of Investor A Shares of an Open-End Fund deemed received by the transfer agent before the close of regular trading on the New York Stock Exchange (“NYSE”) (currently 4 p.m. (Eastern time)) shall be executed at the NAV calculated at the close of trading on that day for Investor A Shares and the proceeds of such redemptions shall be reduced by any applicable deferred sales charge as set forth in the Prospectus of such Fund. Purchase orders deemed received after the close of trading will be priced based on the next calculation of NAV.

All orders for the purchase of Investor B and Investor C Shares of an Open-End Fund during its Initial Offering Period, if any such shares are sold during the Initial Offering Period, shall be executed at the initial public offering price per share set forth in the Prospectus.

All orders for the purchase of Investor B and Investor C Shares of an Open-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (currently the NAV for Investor B and Investor C Shares). All orders for redemption of Investor B and Investor C Shares of an Open-End Fund deemed received by the transfer agent before the close of regular trading on the NYSE (currently 4 p.m. (Eastern time)) shall be executed at the applicable NAV calculated at the close of trading on that day for Investor B and Investor C Shares and the proceeds of such redemptions shall be reduced by any applicable deferred sales charge as set forth in the Prospectus of such Fund. Purchase orders deemed received after the close of trading will be priced based on the next calculation of NAV.

(b)           All orders for the purchase of Investor A Shares of a Closed-End Fund during its Initial Offering Period shall be executed at the initial public offering price per share set forth in the Prospectus of the Closed-End Fund plus the applicable front-end sales load, if any. All orders for the purchase of Investor A Shares of a Closed-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (i.e., the NAV for Investor A Shares plus the applicable front-end sales load, if any) and all requests for repurchase of Investor A Shares of a Closed-End Fund shall be executed at the NAV for Investor A Shares as determined on the pricing date for the repurchase offer and the proceeds of such repurchases shall be reduced by (i) any deferred sales charge applicable to such shares and/or (ii) expenses permitted by Rule 23c-3 under the 1940 Act for repurchase offers, in either case as set forth in the Prospectus of the Fund or the applicable repurchase offer notice, as the case may be.

All orders for the purchase of Investor B and Investor C Shares of a Closed-End Fund during its Initial Offering Period, if any such shares are sold during the Initial Offering Period, shall be executed at the initial public offering price per share set forth in the Prospectus. All orders for the purchase of Investor B and Investor C Shares of a Closed-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (currently the NAV for Investor B and Investor C Shares). All orders for repurchases of Investor B and Investor C Shares of a Closed-End Fund shall be executed at the NAV for Investor B and Investor C Shares as determined on the pricing date for the repurchase offer and the proceeds of such repurchases shall be reduced by (i) any deferred sales charge applicable to such shares and/or (ii) expenses permitted under Rule 23c-3 under the 1940 Act for repurchase offers, in either case as set forth in the Prospectus of the Fund or the applicable repurchase offer notice, as the case may be.

(c)           We expressly acknowledge and understand that Shares of any Closed-End Fund will not be repurchased by either the respective Closed-End Fund (other than through repurchase offers or tender offers from time to time, if any) or you and that no secondary market for the Shares of any such Closed-End Fund exists currently or is expected to develop. We also expressly acknowledge and agree that, in the event your customer cancels their order for such shares after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through you. ANY REPRESENTATION AS TO A REPURCHASE OFFER OR A TENDER OFFER BY A CLOSED-END FUND, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

(d)           The minimum initial and subsequent purchase orders shall be as set forth in the Prospectus of such Fund. Each Fund reserves the right to reject any purchase order. Each Fund reserves the right, at its discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of its Shares.

3.                                       In ordering Shares of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus (or Preliminary Prospectus during any Initial Offering Period) of such Fund. We agree that we shall not offer or sell Shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities and the Fund’s Prospectus. In connection with offers to sell and sales of Shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus (or Preliminary Prospectus during any Initial Offering Period) and, upon request, the Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period) of the Fund involved; and unless otherwise agreed, we shall promptly confirm in writing all share transactions of our customers. In connection with repurchase offer for Shares of Closed-End Funds, we agree to deliver or cause to be delivered to each person to whom any such offer is made, a copy of the repurchase offer notice. You agree to supply us with copies of the Prospectus (or Preliminary Prospectus during any Initial Offering Period), Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period), annual and interim reports, proxy solicitation materials, repurchase offer notices and any such other information and materials relating to each Fund in reasonable quantities upon request.

4.                                       Each Fund has filed with the SEC a Registration Statement (the “Registration Statement”) on the SEC form applicable to the respective Fund. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the “Effective Date”. Prior to the Effective Date of the Registration Statement with respect to a particular Fund, we expressly acknowledge and understand that with respect to such Fund:

(a)           Shares of such Fund may not be sold, nor may offers to buy be accepted, (i) prior to the Effective Date of the Registration Statement or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

(b)           The Fund’s Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of Shares of such Fund, does not constitute an offer to sell or the solicitation of an offer to buy Shares of such Fund and is subject to completion and modification by the definitive Prospectus.

(c)           In the event that we transmit indications of interest to you for accumulation prior to the Effective Date, we will be responsible for confirming such indications of interest with our customers in writing following the Effective Date. Indications of interest with respect to Shares transmitted to you prior to the Effective Date are subject to acceptance or rejection by you in your sole discretion and are conditioned upon the occurrence of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of Shares in the respective state.

(d)           Indications of interest with respect to Shares not cancelled by us prior to or on the later of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of Shares in the respective state, and accepted by you will be deemed by you to be orders for Shares.

(e)           We agree that with respect to orders for Shares, we will transmit such orders received during the Initial Offering Period to you within the time period as specified in the preliminary Prospectus of the Fund involved (or in the time period as extended by you in writing). We also agree to transmit any customer order received during the Continuous Offering Period to you prior to the time that the public offering price for such Fund is next determined after our receipt of such order in order for it to be processed at that day’s NAV as set forth in the Fund’s Prospectus, except that, consistent with our internal procedures, applicable law and a Fund’s Prospectus, we may be authorized to receive orders on behalf of a Fund (and to authorize others to do so), and the Fund will be deemed to have received such orders when we (or those we authorize) receive the orders. Such orders will be priced at a Fund’s NAV next computed after they are received by us (or our authorized persons). There is no assurance that a Fund will engage in a continuous offering of Shares.

(f)            We agree to transmit to our customers any repurchase offer notices received from you within the time period as specified in the Prospectus and to use our reasonable best efforts to transmit repurchase requests from our customers to the Fund or its transfer agent by the applicable repurchase request deadline.

5.                                       All indications of interest and orders transmitted to you are subject to the terms and conditions of the Fund’s Prospectus (including, without limitation, those provisions regarding the purchase, exchange and redemption of Fund Shares and policies to deter market timing and other inappropriate trading activity such as any redemption fees and any limitations on exchanges) and this Agreement and are subject to acceptance or rejection by you in your sole discretion. Your failure to reject any purchase orders that might be deemed to be inappropriate shall not constitute a waiver of your rights under this section.

6.                                       We shall not make any representations concerning any Fund Shares other than those contained in the Prospectus of the Fund involved, in repurchase offer notices or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, repurchase offer notices, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

7.                                       In determining the amount of any sales commission payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the applicable Fund Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the relevant transfer agent to the contrary, the Shares ordered will be deemed to be the total holdings of the specified investor.

8.                                       (a)           In accordance with the terms of the Prospectus of the Fund involved, a reduced sales load may be available to customers that purchase Investor A Shares of a Fund sold with a front-end sales load at the then current public offering price per share applicable to the total of the (i) dollar amount of Shares then being purchased plus (ii) an amount equal to the then current NAV of certain Shares of such Fund (and any other Fund as may be permitted by the applicable Prospectus) that are already beneficially owned at the time of purchase by the customer on which a front-end sales load has been directly or indirectly paid. Certain purchases of Investor A Shares made by a customer and certain other persons (for example, a customer’s spouse and minor children) as set forth from time to time in the applicable Fund Prospectus may be combined for purposes of qualifying for a reduced front-end sales load, and other reduced sales loads may apply as described in the applicable Fund Prospectus. Reduced front-end sales loads may be modified or terminated at any time in the sole discretion of the Fund involved.

(b)           We acknowledge that certain classes of investors may be entitled to purchase Investor A Shares of a Fund at NAV without a front-end sales load as from time to time provided in the applicable Fund Prospectus.

(c)           We agree to advise you promptly as to the amount of any and all sales of Investor A Shares by us qualifying for a reduced front-end sales load or an exemption from the front-end sales load.

(d)           Exchanges (for example, the investment of the proceeds from the liquidation of Investor A Shares of one Fund in the Investor A Shares of another Fund) shall, where available, be made in accordance with the terms of each Fund Prospectus. Exchange privileges may be modified or terminated at any time in the sole discretion of the Fund(s) involved.

9.                                       In accordance with the terms of the Prospectus of the Fund involved, exemptions from the contingent deferred sales charge applicable to Investor A, Investor B and Investor C Shares may be available to certain of our customers under specified circumstances. We agree to advise you promptly as to any such shares owned by our customers that qualify for such exemptions.

10.                                 The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Fund involved and instructions received by us from you or the Transfer Agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers.

Our handling of orders for transactions of Fund shares shall also comply with our firm’s internal policies and procedures, which we believe to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis and which we believe provide adequate controls and procedures to ensure ongoing compliance with all applicable federal and state securities laws and the rules, regulations of applicable regulatory agencies or authorities and the Fund’s prospectus.

We shall monitor all accounts held with us for inappropriate trading activity such as market timing, excessive short-term trading and such other activity described in the Fund’s Prospectus as being inappropriate or impermissible and shall inform you of any such activity that we identify.

Further, we shall place purchase orders from customers with the respective Fund immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares of any Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases, exchanges, redemptions or repurchases) in any Fund. Shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) you, each Fund, each transfer agent and your agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund Shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification agreement contained in this Paragraph 10 shall survive the termination of this Agreement.

11.                                 (a)           We agree that payment for orders from us for the purchase of Investor A Shares will be made in accordance with the terms of the Prospectus for the applicable Fund. On or before the settlement date of each purchase order for Investor A Shares of any Fund (including the settlement date for any Shares sold during any Initial Offer Period), we shall either (i) remit to an account designated by you with the transfer agent an amount equal to the then current public offering price of the Investor A Shares of such Fund being purchased less our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, or (ii) remit to an account designated by you with the transfer agent an amount equal to the applicable public offering price of the Investor A Shares of such Fund being purchased without deduction for our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus in which case our sales commission, if any, shall be payable to us by you on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof.

(b)           If any Investor A Shares under the terms of this Agreement are sold with a front-end sales load and are redeemed (in the case of an open-end Fund) or repurchased (in the case of a Closed-End Fund) for the account of a Fund or are submitted for redemption or repurchase within seven (7) business days after confirmation of our purchase order for such Investor A Shares: (i) we shall forthwith refund to you the full sales commission received by us on the sale, and (ii) you shall forthwith pay to the Fund your portion of the front-end sales load on the sale which had been retained by you, if any, and shall also pay to the Fund the amount refunded by us.

12.                                 (a)           We agree that payment for orders from us for the purchase of Investor B and Investor C Shares will be made in accordance with the terms of the Prospectus for the applicable Fund. On or before the settlement date of each purchase order for Investor B or Investor C Shares of any Fund (including the settlement date for any Shares sold during any Initial Offering Period), we shall remit to an account designated by you with the Transfer Agent an amount equal to the applicable public offering price (currently the NAV) of the Investor B or Investor C Shares of such Fund being purchased. Commissions on the sale of Investor B or Investor C Shares shall be payable to us by you on at least a monthly basis at the rate(s) set forth in the applicable Prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof.

(b)           If any Investor B or Investor C Shares under the terms of this Agreement are sold and are redeemed (in the case of an open-end Fund) or repurchased (in the case of a Closed-End Fund) for the account of a Fund or are tendered for redemption or repurchase within seven (7) business days after confirmation of our purchase order for such shares: (i) we shall forthwith refund to you the full sales commission received by us on the sale, and (ii) you shall forthwith pay to the Fund the deferred sales charge you received in connection with the sale.

13.                                 Certificates for Shares sold hereunder shall only be issued in accordance with the terms of each Fund Prospectus upon our customers’ specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless other arrangements are made by you and us. However, in making delivery of such share certificates, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund Shares. We acknowledge that the terms of a Fund’s Prospectus may provide that certificates for Shares shall not be issued under any circumstances.

14.                                 We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms; and (d) we have not been previously indicted or convicted of any criminal charges, including money laundering, and we are not the subject of any criminal action of any nature or of any regulatory action relating to money laundering.

15.                                 We further represent and warrant that we are a member of the FINRA and the Securities Investor Protection Corporation or its successor (“SIPC”) and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the FINRA, including, without limitation, its Conduct Rules, and the SIPC. We agree to comply with all applicable federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers’ share transactions and all requirements to provide specific disclosures to our customers, including, but not limited to, any disclosures regarding fees or other compensation paid to us or our affiliates by any Fund or its affiliates. We agree to take full responsibility for the suitability and proper supervision of mutual fund recommendations to our customers and to ensure that, to the extent customers request to purchase a class of Shares in a Fund different from what they already hold in the Fund, such customers are aware of the advantages and disadvantages of selecting one class of shares over other classes of shares and are aware of the available methods of mutual fund financing. You agree to inform us, upon our request, as to the states in which you believe the Shares of respective Funds have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make Shares of any Fund available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the FINRA or SIPC. Our expulsion from the FINRA or SIPC will automatically terminate this Agreement immediately without notice. Our suspension from the FINRA or SIPC will terminate this Agreement effective immediately upon your written notice of termination to us. We will, upon request, annually certify to compliance with all applicable federal, state and self-regulatory organization requirements. We agree to promptly advise you if we receive notice of any of the following: (1) any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to a Fund or to a transaction in Shares by us; or (2) any notice of an examination by any regulatory agency or self-regulatory organization that may or has resulted in a material compliance deficiency; and we agree to promptly provide you with such information and documentation thereon as you may request.

16.                                 The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 16 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 16 shall survive the termination of this Agreement.

17.                                 We have policies and procedures in place in order to comply with our obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act (“BSA”) and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise, including without limitation rules requiring us to implement a anti-money laundering program and a customer identification program. Subject to legal restrictions, we will, upon your request, promptly provide to you or the respective Fund evidence of those policies and procedures and our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Funds. We agree to provide you with such information as you may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable you to fulfill your obligations under the PATRIOT Act, and, upon your request, to file a notice pursuant to Section 314 of the PATRIOT Act and the implementing regulations related thereto to permit the voluntary sharing of information between us. Upon filing such a notice we agree to forward a copy to you, and further agree to comply with all requirements under the PATRIOT Act and implementing regulations concerning the use, disclosure, and security of any information that is shared. To the best of our knowledge none of our customer(s): (i) is a country, territory, individual entity or organization named on any “watch list” issued by the Office of Foreign Assets Control (“OFAC”); or (ii) is on any similar list issued by the government of any jurisdiction in which we are doing business; or (iii) is otherwise publicly identified on any similar list of sanctioned persons issued publicly or directly to us by a regulator or other government-affiliated bureau, agency or organization in any jurisdiction in which we are doing business. We have established procedures to identify customer(s) on such lists.

18.                                 (a)           We agree to provide to a Fund or its designee, upon written request of you or the Fund, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government issued identifier (“GII”), if known, of any or all Shareholders (as defined in Rule 22c-2 under the 1940 Act (“Rule 22c-2”)) of an account maintained by us and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or the account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through the account maintained by us during the period covered by the request.

(i)            Requests will set forth a specific period for which transaction information is sought, which generally will not exceed 90 days from the date of the request. You and/or a Fund may request transaction information older than 90 days from the date of the request as you deem necessary to investigate compliance with policies (including, but not limited to, policies of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanging of Shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii)           We agree to provide promptly, but in any event not later than five (5) business days after receipt of a request from you and/or a Fund, or your designee, the requested information specified in (a). If requested by you and/or a Fund, or your designee, we agree to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a request, whether any specific person about whom it has received the identification and transaction information specified in (a) is itself a financial intermediary (as defined in Rule 22c-2) (“indirect intermediary”) and, upon further request of you and/or the Fund, or your designee, promptly, but in any event not later than five (5) business days after receipt of a request, either (i) provide (or arrange to have provided) the information set forth in (a) for those Shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by you and/or the Fund. We additionally agree to inform you and the Fund whether we plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to you, the Fund or your designee will be consistent with the NSCC Standardized Data Reporting Format.

(iii)          You, the Funds and your affiliates agree not to use the information received for marketing or any other similar purpose without our prior written consent.

(b)           We agree to execute written instructions from you or a Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by you or the Fund, in your sole discretion, as having engaged in transactions of the Fund’s Shares (directly or indirectly through an account with us) that violate policies (including, but not limited to, policies of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanging of Shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing, or that would result in, any dilution of the value of the outstanding Shares issued by the Fund.

(i)                                     Instructions to restrict or prohibit trading must include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)                                  We agree to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by us.

(iii)                               We must provide written confirmation to you and the Fund that instructions to restrict or prohibit trading have been executed. We agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(c)                                  We agree to collect from any Shareholder redeeming or exchanging Shares of a Fund subject to a redemption fee such redemption fee in accordance with the terms and conditions of the Fund’s Prospectus, and shall promptly (and in accordance with any agreed-upon arrangements with you or the Fund) remit such redemption fee to you for the account of the Fund.

19.                                 Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Except in connection with the limited purpose of receiving and transmitting instructions for the purchase, exchange or redemption of Shares as described herein, neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party’s prior consent and except as required by any applicable federal or state law, rule or regulation.

20.                                 Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices located at 760 Moore Road, King of Prussia, Pennsylvania 19406 and all notices to us shall be given or sent to us at our address shown below.

21.                                 This Agreement shall become effective only when accepted and signed by you, and may be terminated immediately, without prior notice, by either party. This Agreement may be amended by you at any time upon written notice to us and our placing an order to purchase after notice of such amendment has been sent to us shall constitute our agreement to such amendment. Any amendment or waiver to this Agreement or any term thereof desired by us shall be executed in writing and signed by both you and us. This Agreement is not assignable or transferable without the prior written consent of the other party, except that upon 30 days prior written notice to us, you may assign or transfer this Agreement to any successor that becomes principal underwriter of the Funds. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements with regard to the Funds between the parties relating to said subject matter, including without limitation any agreements between us or our affiliates and (i) State Street Research & Management Company, its affiliates and/or the State Street Research mutual funds or (ii) FAM Distributors, Inc. and/or the mutual funds advised by Merrill Lynch Investment Managers or one of its affiliates.

22.                                 You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to the continuous offering of the Shares. In no way shall the provisions of this Agreement limit the authority of you or the Funds to take such lawful action as you or they may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of the Shares. You shall be under no liability to us or to our customers except for lack of good faith and for obligations expressly assumed by you herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by us of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the SEC issued thereunder.

23.                               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

Very truly yours,

Banc of America Investment Services, Inc.
Name of Broker-Dealer (please print or type)

CRD #

100 Federal St
Address

Boston MA 02110
	City	State	Zip Code

By:
Authorized Officer (please print or type)

Signature

CAO / SUP
Title

3/20/08
Date

Note: Please sign and return all copies of this Agreement to BLACKROCK DISTRIBUTORS, INC.  Upon acceptance, one countersigned copy will be returned to you for your files.

Accepted:

BLACKROCK DISTRIBUTORS, INC.

By:	Bruno Distefano
Authorized Officer

/s/ Bruno Distefano
Signature

VP
Title
3/26/08
Date

ADDENDUM
TO THE
BROKER-DEALER AGREEMENT
BETWEEN
BLACKROCK DISTRIBUTORS, INC.
AND
BANC OF AMERICA INVESTMENT SERVICES, INC.

This addendum (“Addendum”) to the BROKER-DEALER AGREEMENT (the “Agreement”), which is attached hereto for reference, is hereby entered into by BlackRock Distributors, Inc. (“BDI” or “you”) and Banc of America Investment Services, Inc. (“we” or “us”). The Addendum and the Agreement, as amended by this Addendum, constitute the entire Agreement. The Addendum amends the Agreement as follows:

1.               By deleting “promptly” from third sentence of section 3 of the Agreement.

2.               By replacing the words “other than” with “unless such representations are consistent with” in the first sentence of section 6 of the Agreement.

3.               By deleting the second paragraph of section 10 of the Agreement and replacing it with the following:

“Our handling of orders for transactions of Fund shares shall also comply with our firm’s internal policies, procedures and controls, which we believe to be reasonably designed and appropriate and sufficient to ensure ongoing compliance with rules regarding the handling of Fund orders on a timely basis and all applicable federal and state securities laws and the rules, regulations of applicable regulatory agencies or authorities and the Fund’s prospectus.”

4.               By adding a new section 15 to the Agreement with the following:

“You hereby represent and warrant that: (a) you are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which you are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duty authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and your performance hereunder have been obtained; and (c) upon execution and delivery by you, and assuming due and valid execution and delivery by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms.”

5.               Renumbering section 15 as section 16 to the Agreement.

6.               By replacing the word “Conduct” with “NASD” in the first sentence of section 16 of the Agreement.

7.               By deleting the eighth and replacing the word “communication” with “regulatory action” in the ninth sentences of section 16 of the Agreement.

8.               By adding new sections 17, 18 and 19 to the Agreement with the following:

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“17.   You further represent and warrant that you are a member of the FINRA and SIPC and, with respect to any sales in the United States, you agree to abide by all of the rules and regulations of the FINRA, including, without limitation, its NASD Rules, and SIPC. You agree to comply with all applicable federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers’ share transactions and all requirements to provide specific disclosures to our customers, including, but not limited to, any disclosures regarding fees or other compensation paid to us or our affiliates by any Fund or its affiliates. You agree to notify you immediately in the event of your expulsion or suspension from the FINRA or SIPC. Your expulsion from the FINRA or SIPC will automatically terminate this Agreement immediately without notice. Your suspension from the FINRA or SIPC will terminate this Agreement effective immediately upon our written notice of termination to you. You agree to advise us promptly if you receive notice of any of the following: (1) any investor complaint, litigation initiated or threatened, or regulatory action a regulatory authority which relates to a Fund or to a transaction in Shares that involves a transaction initiated through us; or (2) any notice of an examination by any regulatory agency or self-regulatory organization that may or has resulted in a material compliance deficiency; and you agree to promptly provide us with such information and documentation thereon as we may request. In addition, you agree to advise us promptly if you or the Funds determine to allow market timing in any of the Funds.

“18.   (a) Each party to this Agreement and the Funds shall maintain the confidentiality of any customer list and any material designated as confidential and/or proprietary by another party (“Confidential Information”), and shall not use or disclose such information without the prior written consent of the party designating such material as confidential and/or proprietary, except as required by applicable law or to carry out the terms and conditions of this Agreement. You agree that names, addresses, and other information as to our customers given to you by us is Confidential Information and shall not be disclosed to any person not a party to this Agreement except as provided for in Section b. below. You shall not utilize or permit to be utilized, such customer names, addresses or other information received from us for the solicitation or sales of any products or services. Each party to this Agreement shall take reasonable steps to protect such Confidential Information, applying at least the same security measures and level of care as it employs to protect its own Confidential Information. If any party to this Agreement is compelled by applicable law to disclose any Confidential Information, it shall promptly notify the party designating such material as confidential and/or proprietary in writing.

“ (b) Each of the parties, as the recipient of Confidential Information (“Recipient”), hereby agrees that it will not, and will cause its employees, officers, agents, consultants, affiliates and independent contractors not to disclose Confidential Information disclosed by the other party (“Discloser”), including customer information and consumer information, during or after the term of this Agreement, other than to fulfill the terms and conditions of this Agreement or as required by law and then only: (a) to affiliates of Discloser; (b) to Recipient’s employees or officers; (c) to affiliates of Recipient, its independent contractors at any level, agents and consultants, provided that all such persons are subject to a written confidentiality agreement that shall be no less restrictive than the provisions of this Section; or (d) pursuant to the exceptions set forth in 15 U.S.C 6802(e) and

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accompanying regulations, which disclosures are made in the ordinary course of business.

“19. (a) Each party hereto agrees to comply with the privacy laws affecting it, including compliance with the privacy requirements imposed under the Gramm-Leach-Bliley Act (P.L. 102-106), and agrees further not to take any action to cause another party to violate such privacy laws. If the applicable privacy laws change, the parties shall take such action as is necessary to comply with the law as it then exists. You agree to disclose or use the nonpublic personal financial information (as such term is defined in Gramm-Leach-Bliley) of our customers only to carry out the terms and conditions of this Agreement or as permitted by applicable law.

“ (b) In addition, each party hereto shall maintain an information security program designed to: (i) insure the security and confidentiality of nonpublic personal information; (ii) protect against any anticipated threats or hazards to the security or integrity of such information; and (iii) protect against unauthorized access to or use of such information. Each party shall notify the other party promptly upon the discovery of any loss, unauthorized access, disclosure or unauthorized use of such nonpublic personal information.”

9.               Renumbering section 17 as section 20, section 18 as section 21, section 19 as section 22 and all sections thereafter to the Agreement.

10.         By deleting the first and second sentences of section 20 of the Agreement and replacing it with the following:

“All parties to this Agreement have policies and procedures in place reasonably designed to comply with the parties’ obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act (“BSA”) and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise, including without limitation rules requiring us to implement a anti-money laundering program. Subject to legal restrictions, each party will, upon reasonable request, promptly provide evidence of those policies and procedures. Additionally, we have policies and procedures reasonably designed to implement a customer identification program and, upon reasonable request, will promptly provide evidence of our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Funds.”

11.         By deleting the second and third sentences of section 24 of the Agreement and replacing it with the following:

“This Agreement may only be amended upon the written consent of both parties.”

12.         By adding sections 26, 27 and 28 to the Agreement with the following:

“26.Both parties shall each maintain a business continuity plan and shall make information about the plan available to the other party to this Agreement upon reasonable request or as required by applicable law. You shall be able to rely on us to grant our customers access to their funds and securities in the event of a significant business disruption.

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February 23, 2009

Banc of America Investments Services, Inc.

100 Federal Street

Boston, MA 02110

Ladies and Gentlemen:

Reference is hereby made to the Broker Dealer Agreement (the “Dealer Agreement”), dated as of March 20, 2008 between you, Banc of America Investment Services, Inc. (“BAII”) and BlackRock Distributors, Inc. (“BDI”), which provides that you, subject to its terms, will act as a dealer for the sale of shares of certain BlackRock open-end and closed-end investment companies to your customers. The purpose of this letter agreement is to amend the Dealer Agreement so that BlackRock Investments, Inc. (“BII”) shall replace BDI as a contracting party.

In accordance with the foregoing, this letter agreement hereby amends, modifies and supplements the Dealer Agreement in the manner set forth below:

1)  Substitution and Assignment of Parties.

BAII hereby consents to BII succeeding to all of BDI’s rights, obligations, interests and liabilities under the Dealer Agreement and to the substitution in all respects of BII for BDI as a party to the Dealer Agreement.

Except as specifically set forth above, this letter agreement shall in no way amend or otherwise alter the other provisions of the Dealer Agreement, which shall continue to remain in full force and effect in accordance with their terms. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of New York. This letter agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

Please confirm your acknowledgment of, and consent to, the terms of this letter agreement and the amendment of the Dealer Agreement as described above by signing and returning a copy of this letter to the undersigned.

[Signature page follows]

Agreed and Accepted:

BlackRock Distributors, Inc.

By:
Name:
Title:

Date:

BlackRock Investments, Inc.

By:
Name:
Title:

Date:

Bank of America Investment Services, Inc.

By:
Name:
Title:

Date:

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